UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2012

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant's Telephone Number, including Area Code)

GREENMAN TECHNOLOGIES, INC.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

 On August 14, 2012, American Power Group Corporation issued a press release announcing results for the third quarter ended June 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under Securities Act of 1933, as amended, or the Exchange Act, except, as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
Exhibit No.    Description
99.1            Press Release of American Power Group Corporation, dated August 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION.

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: August 15, 2012

Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
Contacts:
Chuck Coppa, CFO or Lyle Jensen, CEO
American Power Group Corporation
781-224-2411
Investor Relations Contacts: John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS)
203-972-9200

American Power Group Corporation Reports Third Quarter Fiscal 2012 Results

•	Quarterly Revenue Increases 64 Percent Generating a Positive 45 Percent Gross Profit -
Lynnfield, MA - August 14, 2012 - American Power Group Corporation (OTCQB: APGI), f/k/a GreenMan Technologies, Inc. (OTCQB: GMTI), today announced results for the three and nine months ending June 30, 2012.
Lyle Jensen, American Power Group Corporation's President and Chief Executive Officer, stated, “We continue to execute well on our strategy to introduce and market our dual fuel technology for applications across a diverse group of industries, including oil and gas exploration and production, industrial and heavy-duty vehicular end markets. Our increased revenues during the quarter reflect our ability to develop new partnerships and to extend our existing relationships. We are making progress on the domestic vehicular front and during the quarter we received approval from the Environmental Protection Agency for the conversion of fifty-nine Caterpillar and Detroit Diesel OUL engine families. This is a notable development as these engines are some of the most widely used on the road today. Likewise, just after the close of the quarter we announced our collaboration with EQT Corporation and Linde North America on the completion of the first dual fuel rig conversion in the Marcellus Shale. We are continuously looking for and capitalizing on new opportunities to demonstrate the relevance and effectiveness of our dual fuel technology in a wide variety of applications.”
“Last week, we announced that the Company will now be known as American Power Group Corporation and our common stock began trading under the ticker symbol 'APGI'. With our Company now one hundred percent dedicated to capitalizing on the growing demand for dual fuel options in the marketplace, we thought it made sense to align the corporate name and operations to further grow the APG brand and enhance our presence. We've made excellent progress in both the international and domestic markets to increase the use of our dual fuel technology in both vehicular and stationary applications and we believe that the economic and environmental efficiencies our technology offers, will position us well to drive continued revenue growth and shareholder value.”
Conference Call
Please join us tomorrow, Wednesday, August 15, 2012 at 11:00 AM Eastern in which we will discuss the results for the three and nine months ended June 30, 2012. To participate, please call 1-888-364-3109 and ask for the American Power Group Corporation call using pass code 6651649. A live webcast of the call will be available at: http://www.visualwebcaster.com/event.asp?id=89023 or by visiting the Investor page of Company's website at: http://americanpowergroupinc.com/.
A replay of the conference call can be accessed until 11:50 PM on September 15, 2012 by calling 1-888-203-1112 and entering pass code 6651649.

American Power Group Press Release August 14, 2012	Page 2
Three Months ended June 30, 2012 Compared to the Three Months ended June 30, 2011
Net sales from continuing operations for the three months ended June 30, 2012 increased $348,000 or 64 percent to $890,000 as compared to net sales of $542,000 for the three months ended June 30, 2011. Gross profit for the third quarter of 2012 was $396,000 or 45 percent of net sales as compared to gross profit of $33,000 or 6 percent of net sales for the same prior year period. During the quarter, selling, general and administrative expenses decreased $45,000 or 6 percent to $695,000 as compared to $740,000 for the three months ended June 30, 2011. Costs associated with our research and development decreased $354,000 or 90 percent to $39,000 during the third quarter of 2012 as compared to $393,000 for the third quarter of 2011. We reduced our operating loss from continuing operations during the quarter to $338,000 as compared to an operating loss from continuing operations of $1,100,000 in the same quarter last year.

During the three months ended June 30, 2012, interest and financing expense increased $1,203,000 to $1,438,000 as compared to $232,000 for the three months ended June 30, 2011. The increase was related to increased borrowings, the accelerated non-cash amortization of financings costs ($749,000), and additional incentive conversion expense ($582,000) relating to convertible debentures converted during the three months ended June 30, 2012.
Our net loss for the three months ended June 30, 2012 was $1,807,000 or $(0.28) per basic share as compared to $1,228,000 or $(0.04) per basic share for the three months ended June 30, 2011. The calculation of net loss per share for the three months ended June 30, 2012 reflects the inclusion of a $137,000 Convertible Preferred Stock quarterly dividend and a non-cash beneficial conversion feature of $9,748,000 associated with the issuance of the Convertible Preferred Stock on April 30, 2012.

Nine Months ended June 30, 2012 Compared to the Nine Months ended June 30, 2011
For the nine months ended June 30, 2012, net sales from continuing operations increased $438,000 or 31 percent to $1,858,000 as compared to net sales of $1,420,000 for the nine months ended June 30, 2011. Gross profit was $501,000 or 27 percent of net sales for the first nine months of 2012, as compared to a negative gross profit of $82,000 for the first nine months of 2011. Selling, general and administrative expenses for the nine months ended June 30, 2012 decreased $307,000 or 13 percent to $2,069,000 as compared to $2,376,000 for the nine months ended June 30, 2011. Costs associated with our research and development decreased $769,000 or 85 percent to $138,000 for the nine months ended June 30, 2012 as compared to $907,000 for the nine months ended June 30, 2011. The company reduced its operating loss from continuing operations in the first nine months of 2012 to $1,706,000 as compared to an operating loss from continuing operations of $3,515,000 in the first nine months of 2011.
During the nine months ended June 30, 2012, interest and financing expense increased $1,725,000 to $2,218,000 as compared to $493,000 for the nine months ended June 30, 2011. The increase was primarily attributable increased borrowings, the accelerated non-cash amortization of financings costs ($749,000), and additional incentive conversion expense ($582,000) relating to convertible debentures converted during the three months ended June 30, 2012.
Our net loss for the nine months ended June 30, 2012 was $4,060,000 or $(0.37) per basic share as compared to $5,019,000 or $(0.15) per basic share for the nine months ended June 30, 2011. The calculation of net loss per share for the nine months ended June 30, 2012 reflects the inclusion of a $137,000 Convertible Preferred Stock quarterly dividend and a non-cash beneficial conversion feature of $9,748,000 associated with the issuance of the Convertible Preferred Stock on April 30, 2012.

American Power Group Press Release August 14, 2012	Page 3

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Nine Months Ended March 31,
	2012	2011	2012	2011

Net sales	$890,000	$542,000	$1,858,000	$1,420,000
Cost of sales	494,000	509,000	1,357,000	1,502,000
Gross profit (loss)	396,000	33,000	501,000	(82,000)
Selling, general and administrative	695,000	740,000	2,069,000	2,376,000
Impairment loss	--	--	--	150,000
Research and development	39,000	393,000	138,000	907,000
	734,000	1,133,000	2,207,000	3,433,000
Operating loss from continuing operations	(338,000)	(1,100,000)	(1,706,000)	(3,515,000)
Other income (expense):
Interest and financing expense	(1,438,000)	(232,000)	(2,218,000)	(493,000)
Other, net	(31,000)	(51,000)	(73,000)	(111,000)
Other expense, net	(1,469,000)	(283,000)	(2,291,000)	(604,000)
Loss from continuing operations before taxes	(1,807,000)	(1,383,000)	(3,997,000)	(4,119,000)
Income tax benefit	--	322,000	--	322,000
Loss from continuing operations before taxes	(1,807,000)	(1,061,000)	(3,997,000)	(3,797,000)
Discontinued operations:
Loss on disposal of discontinued operations	--	--	(63,000)	--
Loss from discontinued operations	--	(167,000)	--	(1,222,000)
	--	(167,000)	(63,000)	(1,222,000)
Net loss	$(1,807,000)	$(1,228,000)	$(4,060,000)	$(5,019,000)

Loss from continuing operations per share - basic and diluted	$(0.28)	$(0.04)	$(0.37)	$(0.11)
Loss from discontinued operations per share - basic and diluted	--	--	--	(0.04)
Net loss per share	$(0.28)	$(0.04)	$(0.37)	$(0.15)

Weighted average shares outstanding - basic and diluted	41,169,000	34,058,000	37,817,000	33,719,000

Condensed Consolidated Balance Sheet Data

	June 30, 2012	September 30, 2011
Assets
Current assets	$7,421,000	$1,870,000
Property, plant and equipment, net	289,000	384,000
Other assets	2,415,000	1,533,000
	$10,125,000	$3,787,000
Liabilities and Stockholders' Equity (Deficit)
Current liabilities	$3,564,000	$4,536,000
Notes payable, non-current	529,000	1,824,000
Obligations due under lease settlement, non-current	506,000	506,000
Stockholders' equity (deficit)	5,526,000	(3,079,000)
	$10,125,000	$3,787,000

About American Power Group Corporation
American Power Group's alternative energy subsidiary, American Power Group, Inc., provides a cost-effective patented Turbocharged Natural Gas™ conversion technology for aftermarket vehicular, stationary and off road mobile diesel engines. American Power Group's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and liquefied natural gas; (2) diesel fuel and compressed natural gas; (3) diesel fuel and pipeline or well-head gas; and (4) diesel fuel and bio-methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces up to 80% of the normal diesel fuel consumption with the average displacement ranging from 40% to 65%. The energized fuel balance is maintained with a proprietary read-only electronic controller system ensuring the engines operate at original equipment manufacturers' specified temperatures and pressures. Installation on a wide variety of engine models and end-market applications require no engine modifications unlike the more expensive invasive fuel-injected systems in the market. See additional information at: www.americanpowergroupinc.com.
Caution Regarding Forward-Looking Statements and Opinions
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements and opinions, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-looking statements and opinions are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements and opinions. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, the impact of competitive products and pricing, governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the results of litigation, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended September 30, 2011 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements and opinions, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.